SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2004

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 West Chester Pike West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On May 12, 2004, the Company and certain of its subsidiaries entered into a First Amendment to their Credit Agreement with Harris Trust and Savings Bank. A copy of the First Amendment to Credit Agreement is attached hereto as Exhibit 10.1.

On May 13, 2004, the Company and certain of its subsidiaries entered into a First Amendment to their Senior Subordinated Note Agreement with Mollusk Holdings, L.L.C. and Blesbok LLC. A copy of the First Amendment to Note Agreement is attached hereto as Exhibit 10.2.

Also on May 13, 2004, the Company issued a press release announcing third quarter and nine-month revenue and earnings, a change in the Company’s year-end date, and completion of the foregoing transactions. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7(c). Exhibits.

Exhibit 10.1	First Amendment to Credit Agreement, dated as of April 19, 2004 between Nobel Learning Communities, Inc. and Harris Trust and Savings Bank.

Exhibit 10.2	First Amendment to Senior Subordinated Note Agreement dated as of April 19, 2004 among Nobel Learning Communities, Inc. and Mollusk Holdings, L.L.C. and Blesbok, LLC.

Exhibit 99.1	Press Release issued on May 13, 2004 announcing third quarter and nine-month revenue and earnings, a change in the Company’s fiscal year-end date, the First Amendment to the Company’s Credit Agreement with Harris Trust and Savings Bank, and the First Amendment to the Company’s Senior Subordinated Note Agreement with Mollusk Holdings, L.L.C and Blesbok, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: May 14, 2004	By:	/s/ George H. Bernstein
George H. Bernstein
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	First Amendment to Credit Agreement, dated as of April 19, 2004 between Nobel Learning Communities, Inc. and Harris Trust and Savings Bank.

Exhibit 10.2	First Amendment to Senior Subordinated Note Agreement dated as of April 19, 2004 among Nobel Learning Communities, Inc. and Mollusk Holdings, L.L.C. and Blesbok, LLC.

Exhibit 99.1	Press Release issued on May 13, 2004 announcing third quarter and nine-month revenue and earnings, a change in the Company’s fiscal year-end date, the First Amendment to the Company’s Credit Agreement with Harris Trust and Savings Bank, and the First Amendment to the Company’s Senior Subordinated Note Agreement with Mollusk Holdings, L.L.C and Blesbok, LLC.